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                                                                   Exhibit 10.8

                             STOCKHOLDERS AGREEMENT

         THIS STOCKHOLDERS AGREEMENT is made and entered into as of the 30th day of September, 1999, by and among Zengine, Inc., a Delaware corporation (the "COMPANY"), Miami Computer Supply Corporation, an Ohio corporation (the "PARENT"), each of the Persons listed on Schedule A hereto (collectively, the "INVESTORS"), and each of the Persons who may from time to time be awarded stock options and will execute a supplemental signature page to this Agreement as a condition to such award and be listed on Schedule B hereto, as amended from time to time (the "OPTION HOLDERS").

         WHEREAS, the Parent, the Investors and the Option Holders are collectively referred to as the "STOCKHOLDERS" and individually as a "STOCKHOLDER."

         WHEREAS, the Stockholders are the holders of all of the issued and outstanding shares of common stock of the Company, no par value per share (the "COMMON SHARES").

         WHEREAS, pursuant to that certain Stock Purchase Agreement, dated as of September 30, 1999 (the "STOCK PURCHASE AGREEMENT"), the Company will sell 133,333 Common Shares to each of the Investors.

         WHEREAS, the Company and the Stockholders desire to enter into this Agreement for the purposes of, among others, specifying and limiting the manner and terms upon and by which the Common Shares shall or may be transferred in certain circumstances.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

SECTION 1.     DEFINITIONS.

         As used in this Agreement, the following terms shall have the following respective meanings, whether used in the singular or the plural:

         "ADDITIONAL SHARES" has the meaning set forth in Section 5 hereof.

         "AFFILIATE" means, with respect to any person, any entity controlling, controlled by or under common control with such designated person. For the purposes of this definition "CONTROL" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act.

         "BOARD OF DIRECTORS" means the board of directors of the Company.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which banks are authorized by applicable Federal law to close.

         "COMMON SHARES" has the meaning set forth in the recitals.

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         "COMPANY" means Zengine, Inc., a Delaware corporation.

         "COMPELLED HOLDERS" has the meaning set forth in Section 4 hereof.

         "COMPELLED SALE" has the meaning set forth in Section 4 hereof.

         "COMPELLED SALE NOTICE" has the meaning set forth in Section 4 hereof.

         "COMPELLING HOLDERS" has the meaning set forth in Section 4 hereof.

         "CONTROL TRANSFER" means one or a series of related transactions as a result of which (i) any Third Party, or group of Third Parties acting in concert, acquires, directly or indirectly, a majority of the Company's Common Shares (on a Fully-Diluted Basis), (ii) the Company consolidates with or merges into or with, or effects any plan of share exchange with, any Person and after giving effect to such consolidation, merger or plan of share exchange any Third Party or group of Third Parties acting in concert owns, directly or indirectly, a majority of the shares of common stock of the Person (on a Fully-Diluted Basis) surviving such consolidation, merger or share exchange or (iii) all or substantially all of the assets of the Company are sold, leased, exchanged or otherwise transferred as an entirety to any Third Party or group of Third Parties acting in concert.

         "COVERED SECURITIES" means, without duplication, (A) the Common Shares purchased or otherwise acquired by the Stockholders which as of a date of determination are outstanding, (B) the Underlying Shares (or the instrument pursuant to which such Underlying Shares are issuable, including, without limitation, any stock options) which as of such date are outstanding (or, in the case of such instrument, may at such time be exercised), and (C) any equity securities referred to in clauses (A) and (B) above issued or issuable directly or indirectly with respect to the Common Shares, which as of such date are outstanding, by way of share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, plan of share exchange or other reorganization. For purposes of this Agreement, a Person will be deemed to be a holder or owner of Covered Securities, whenever such Person has the right, other than pursuant to the terms of this Agreement, to acquire such Covered Securities (by conversion, exercise of warrant or option or otherwise, but disregarding any legal restrictions (other than imposed pursuant to this Agreement) upon the exercise of such right), whether or not such right has been exercised.

         "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a share certificate is registered or accompanied by a duly executed share assignment separate from the certificate.

         "FAIR MARKET VALUE" per Common Share means, as of any date, the fair market value per Common Share as of the end of the immediately preceding calendar quarter, calculated on a Fully-Diluted Basis and determined as follows:
(i) in the event the Common Shares are publicly traded, then the closing price on the last trading day of the immediately preceding calendar quarter; (ii) in the event the Common Shares are not publicly traded, then the Fair Market Value shall be determined in good faith by the Board of Directors.


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         "FULLY-DILUTED BASIS" means all outstanding Common Shares and all
Underlying Shares.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INVESTORS" has the meaning set forth in the recitals.

         "MAXIMUM COMPELLED SALE" has the meaning set forth in Section 4 hereof.

         "PERSON" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or organization, joint venture, government or department or agency thereof, or other entity of whatever nature.

         "PUBLIC SALE" means any sale of securities pursuant to a registered public offering under the Securities Act or any public distribution of securities pursuant to Rule 144 effected through a broker or dealer.

         "PURCHASE NOTICE" has the meaning set forth in Section 2.2 hereof.

         "QUALIFIED PUBLIC OFFERING" means the first sale to the public of Common Shares pursuant to an effective registration statement under the Securities Act under which (a) the aggregate price to the public of the Common Shares actually sold to the public in such first sale, less the amount of underwriters' and brokers' commissions and expense allowances paid by the Company in connection with the original sale of such Common Stock, is $25,000,000 or more, and (b) results in the Common Shares being listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Stock Market.

         "REQUIRED PERCENTAGE" means more than 40%.

         "RULE 144" means Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act as such rule may be amended from time to time, or any similar rule then in force.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITIES AND EXCHANGE COMMISSION" means the Securities and Exchange Commission and any federal governmental body or agency succeeding to the functions thereof.

         "STOCK PURCHASE AGREEMENT" has the meaning set forth in the recitals.

         "STOCKHOLDER" has the meaning set forth in the recitals.

         "STOCKHOLDER TRANSFER NOTICE" has the meaning set forth in Section 2.2 hereof.

          "TAG ALONG ACCEPTANCE" has the meaning set forth in Section 3(b) hereof.


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         "TAG-ALONG NOTICE" has the meaning set forth in Section 3(a) hereof.

         "TAG-ALONG NOTICE PERIOD" has the meaning set forth in Section 3(b) hereof.

         "TAG-ALONG OFFER" has the meaning set forth in Section 3(a) hereof.

         "TAG-ALONG OFFEREE" has the meaning set forth in Section 3(a) hereof.

         "TAG-ALONG OFFEREE SECURITIES" has the meaning set forth in Section 3(c) hereof.

          "TAG-ALONG OFFEROR" has the meaning set forth in Section 3(a) hereof.

         "TAG-ALONG SECURITIES" has the meaning set forth in Section 3(a) hereof.

         "THIRD PARTY" means a Person who was not (i) a party to this Agreement,
(ii) a transferee of a transferor who was, or whose predecessor in interest was, a party to this Agreement, (iii) an Affiliate of the Company or any Stockholder or (iv) an employee of the Company on the date such person became a Stockholder.

         "TRANSFER" means any sale, assignment, pledge, hypothecation or other transfer.

         "UNDERLYING SHARES" means all Common Shares issuable upon exercise of any then outstanding options (including any stock options), warrants, convertible or exchangeable securities or other similar instruments or rights; PROVIDED, that the Common Shares so issuable shall only be included in "Underlying Shares" to the extent any such option, conversion or exchange is fully exercisable, convertible or exchangeable with respect to such Common Shares at the time the determination of the number of "Underlying Shares" is made.

SECTION 2.     TRANSFER RESTRICTIONS.

     SECTION 2.1. NOTICE OF PROPOSED TRANSFER. If, prior to any transfer or sale of any Common Shares, the holder desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale (and certifying as to whether the proposed transferee is a citizen of the United States) and a written opinion of counsel for such holder (PROVIDED that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected.

     SECTION 2.2. COMPANY RIGHT OF FIRST REFUSAL. Notwithstanding any provision to the contrary in this Agreement, no Stockholder shall sell, assign, convey, deliver or otherwise transfer any of its Common Shares without prior notice to the Company and the expiration of the time period set forth in this Section 2.2. In such notice ("STOCKHOLDER TRANSFER NOTICE"), the Stockholder desiring to sell its Common Shares shall provide: (i) the number of shares to be sold; (ii) the name, address, business or occupation of the proposed acquiror and whether, in the judgement of the Stockholder, the proposed acquiror competes with the business of the



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Company; (iii) information with respect to the offered price and terms of the proposed sale of the shares; and (iv) the proposed closing date of such sale. Within five (5) Business Days after receipt of the Stockholder Transfer Notice, the Company shall notify (the "PURCHASE NOTICE") the Stockholder who desires to sell its Common Shares as to whether the Company will buy such shares on the same terms and at the same price as offered by the proposed acquiror. If the Purchase Notice is not so received by the Stockholder within the time period set forth above, it may thereafter consummate the sale of such shares. If the Purchaser Notice is so received, the Stockholder shall be obligated to sell such shares to the Company and the closing of such sale of the Stockholder's Common Shares shall occur on a date mutually agreed upon by the parties, but not later than ten (10) Business Days after the delivery of the Purchase Notice.

     SECTION 2.3. TERMINATION OF RESTRICTIONS. (a) Notwithstanding the foregoing provisions of this Section 2, the restrictions imposed by this Section 2 upon the transferability of Common Shares shall terminate as to any particular Common Share when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) prior to such transfer a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation shall have been received by the Company from counsel for the holder thereof (PROVIDED that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) or counsel for the Company, or (iii) such security shall have been sold without registration under the Securities Act in compliance with Rule 144, or (iv) the Company is reasonably satisfied that the holder of such security shall, in accordance with the terms of subsection (k) of Rule 144, be entitled to sell such security pursuant to such subsection, or (v) a letter or an order shall have been issued to the holder thereof or the Company by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

     (b) Whenever the restrictions imposed by this Section 2 shall terminate, as hereinabove provided, the holder of any Common Share then outstanding as to which such restrictions shall have terminated, shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for Common Shares not bearing the restrictive legends set forth in this Section 2.

     SECTION 2.4. IMPROPER TRANSFER. Any attempt to Transfer any Covered Securities which is not in accordance with this Agreement shall be null and void AB INITIO, and the Company shall not give any effect to such attempted Transfer in the share records of the Company.

SECTION 3.     TAG ALONG RIGHTS.

     (a) If a Stockholder or group of Stockholders (the "TAG-ALONG OFFEROR") determines to Transfer a number of Covered Securities equal to or greater than the Required Percentage of Covered Securities of the Company on a Fully-Diluted Basis (the "TAG-ALONG SECURITIES"), including a Control Transfer pursuant to which the Compelling Holders exercise their rights to



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require the Compelled Holders to sell Covered Securities pursuant to Section 4, the Tag-Along Offeror shall provide written notice (the "TAG-ALONG NOTICE"), to the other Stockholders (each a "TAG-ALONG OFFEREE") in the manner set forth in this Section 3. The Tag-Along Notice shall identify the proposed transferee or transferees, the Tag-Along Securities (including an identification of the class or classes of Covered Securities), the Tag-Along Offeree's rights pursuant to this Section 3 (the "TAG-ALONG OFFER"), the estimated expenses associated with the sale, a description of the price and the principal terms and conditions of the Tag-Along Offer and, in the case of a Tag-Along Offer in which the consideration payable for Tag-Along Securities consists in part or in whole of consideration other than cash, a description of the non-cash component of the consideration, together with the Tag-Along Offeror's reasonable estimate of the fair market value of such non-cash component.

     (b) The Tag-Along Offerees shall have the right and option, exercisable as set forth below, to accept the Tag-Along Offer for up to such number of Covered Securities in respect to which the Tag-Along Offer is made, as determined in accordance with the provisions of this Section 3. Subject to the last sentence of Section 3(d) hereof, the terms of any sale of such Covered Securities by a Tag-Along Offeree pursuant to the exercise of its option under this Section 3 shall be the same terms as those for the sale of Covered Securities by the Tag-Along Offeror as set forth in the Tag-Along Notice; PROVIDED, that any general indemnity given by the sellers, applicable to liabilities not specific to a particular seller, to the purchasers in connection with such sale shall be apportioned among all the sellers according to the consideration to be received by each seller, PROVIDED, that the maximum indemnity or liability of each seller shall be limited to the amount of proceeds received by it from such sale. If a Tag-Along Offeree desires to exercise such option, he shall provide the Tag-Along Offeror with written irrevocable notice (the "TAG-ALONG ACCEPTANCE"), specifying, subject to Section 3(c) hereof, the number of Tag-Along Securities as to which he or it is accepting the Tag-Along Offer within ten (10) Business Days after the date on which the Tag-Along Notice is given (the "TAG-ALONG NOTICE PERIOD"). If any Tag-Along Offerees so accept (in whole or in part) the Tag-Along Offer, the Tag-Along Offerees shall each, upon the earlier of (i) three (3) Business Days prior to the consummation of the sale or other disposition of the Tag-Along Securities pursuant to the Tag-Along Offer or (ii) ten (10) Business Days following the expiration of the Tag-Along Notice Period, deliver to the Company, to be held by the Company for sale or return upon the terms of this Section 3, the certificate or certificates representing the Covered Securities to be sold or otherwise disposed of pursuant to such Offer by such Tag-Along Offerees, Duly Endorsed, together with a limited power of attorney authorizing the Tag-Along Offeror to sell or otherwise dispose of such Covered Securities pursuant to the terms of the Tag-Along Offer.

     (c) The Tag-Along Offeree shall have the right to sell, pursuant to the Tag-Along Offer, the number of Covered Securities (the "TAG ALONG OFFEREE SECURITIES") equal to the greater of: (i) the number specified in such Person's Tag-Along Acceptance, or (ii) the number of Covered Securities equal to the product of (x) the total number or principal amount of Covered Securities (including Underlying Shares) held by such Tag-Along Offeree, times (y) a fraction, the numerator of which shall be the total number or principal amount of Covered Securities (including Underlying Shares) to be sold by the Tag-Along Offeror pursuant to such Tag-Along Offer, and the denominator of which shall be the total number or principal amount of the then outstanding Covered Securities (including Underlying Shares) held by such Tag-Along Offeror.


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     (d)  Promptly after the consummation of the sale or other disposition of the Tag-Along Securities pursuant to the Tag-Along Offer, the Tag-Along Offeror shall notify the Tag-Along Offeree thereof and shall remit to the Tag-Along Offeree the total sales price of the Tag-Along Offeree Securities sold or otherwise disposed of pursuant thereto (after deduction of the proportionate share of the expenses associated with such sale, based on the number or amount of the Tag-Along Offeree Securities in relation to the total number or amount of Covered Securities being sold pursuant to the Tag-Along Offer).

     (e) If at the termination of the Tag-Along Notice Period any Tag-Along Offeree shall not have accepted the Tag-Along Offer, such Tag-Along Offeree will be deemed to have waived any and all of its rights under this Section 3 with respect to the sale or other disposition of any Covered Securities pursuant to such Tag-Along Offer as described in the Tag-Along Notice. The Tag-Along Offeror shall have 120 days (or such longer period not exceeding 180 days as may be necessary to comply with any applicable provisions of the HSR Act) in which to sell the Tag-Along Securities and Tag-Along Offeree Securities not otherwise excluded pursuant to the previous sentence, at a price not higher than that contained in the Tag-Along Notice to the Tag-Along Offeror and on terms not materially more favorable to the Tag-Along Offeror than were contained in the Tag-Along Notice. If, at the end of such 120 day period (or such longer period, as aforesaid) the Tag-Along Offeror has not completed the sale of all the Tag-Along Securities, the Tag-Along Offeror shall return to the Tag-Along Offeree all certificates representing the Covered Securities which the Tag-Along Offeree delivered for sale or other disposition pursuant to this Section 3 and this Section 3 shall again apply to offers and sales of Tag-Along Securities.

     (f) Notwithstanding anything contained in this Section 3, there shall be no liability on the part of the Tag-Along Offeror to any Person if the sale of Tag-Along Securities pursuant to this Section 3 is not consummated for whatever reason. The Tag-Along Offeror shall have full and absolute discretion to effect or not to effect a sale of Covered Securities pursuant to this Section 3.

SECTION 4.      RIGHTS TO COMPEL SALE.

     (a) If any Stockholders holding at least the Required Percentage of Common Shares of the Company on a Fully-Diluted Basis (the "COMPELLING HOLDERS") propose to make a Control Transfer (whether pursuant to a share sale, plan of share exchange, merger, consolidation, or sale, lease, exchange or transfer of all or substantially all of the assets of the Company) (the "COMPELLED SALE"), then the Compelling Holders shall have the right, exercisable as set forth below, to require each of the other Stockholders (the "COMPELLED HOLDERS") to sell the number of Covered Securities (including Underlying Shares) then held by them calculated as follows:

          (i) The number or principal amount of Covered Securities which the Compelling Stockholders may require each Compelled Holder to sell shall be determined by the Compelling Stockholders, but shall be no greater than the product of (A) the total number of Covered Securities (including Underlying Shares) held by such Compelled Holders times (B) a fraction, the numerator of which shall be the total number or principal amount of Covered Securities (including Underlying Shares) proposed to be



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     sold by such Compelling Holders, and the denominator of which shall be the total number of the then outstanding Covered Securities then held by such Compelling Holders (such product, the "MAXIMUM COMPELLED SALE"); PROVIDED, that if the number of Covered Securities that a Compelled Holder is required to sell pursuant to this Section 4 is less than the Maximum Compelled Sale, any such Compelled Holder shall retain Tag-Along Rights pursuant to Section 3 as to the number of Covered Securities equal to the difference between the Maximum Compelled Sale and the number of Covered Securities required to be sold by such Compelled Holder, and may give notice to exercise such Tag-Along Rights within five Business Days after receiving notice of the Compelled Sale and of the fact that the amount of his Compelled Securities are less than the Maximum Compelled Sale.

          (ii) Subject to the last sentence of Section 4(b)(iii) hereof, the consideration to be received by the Compelled Holders for Covered Securities sold pursuant to this Section 4 shall be the same consideration per security to be received by the Compelling Holders, and the terms and conditions of such sale by the Compelled Holders shall be the same as those upon which the Compelling Holders sell their Covered Securities; PROVIDED, that any general indemnity given by the sellers, applicable to liabilities not specific to a particular seller, to the purchasers in connection with such sale shall be apportioned among all the sellers according to the consideration received by each seller; PROVIDED, that the maximum indemnity or liability of each Compelled Holder shall be limited to the amount of proceeds received by it from such sale.

     (b) The Compelling Holders shall provide written notice (the "COMPELLED SALE NOTICE") of such Compelled Sale to the other Stockholders as follows:

          (i) The Compelled Sale Notice shall contain written notice of the exercise of the Compelling Holders' rights pursuant to Section 4(a) hereof, setting forth the consideration per share to be paid by the purchaser in such Control Transfer (and in the event the consideration consists in part or in whole of consideration other than cash, a description of the non-cash component of the consideration, together with the Compelling Stockholders' reasonable estimate of the Fair Market Value of such non-cash component), the other terms and conditions of the Compelled Sale, and the number of Covered Securities with respect to which such Compelling Holders are exercising their rights under this Section 4. Within fifteen (15) Business Days following the date of the Compelled Sale Notice, each Compelled Holder shall deliver to the Company (as agent for such Compelled Holders), to be held for sale or return upon the terms of this Section 4, the certificate or certificates representing Covered Securities held by such Compelled Holder, Duly Endorsed, together with a limited power-of-attorney authorizing the Compelling Holders or any one of them to sell or otherwise dispose of the Covered Securities to be sold pursuant to such Compelled Sale. In the event that a Compelled Holder should fail to deliver such certificate or certificates as aforesaid, the Company shall cause the books and records of the Company to show that such Covered Securities are bound by the provisions of this Section 4(b) and that such Covered Securities shall be Transferred only to the purchaser in such Control Transfer upon surrender for Transfer by the Compelled Holder thereof.


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          (ii) If, within 120 days (or such longer period not exceeding 180 days as may be necessary to comply with any applicable provisions of the HSR
     Act) after the Compelling Holders give the Compelled Sale Notice, they have not completed the sale of all the Covered Securities to be sold in such Compelled Sale, such Compelling Holders shall return to each of the Compelled Holders all certificates representing securities that such Compelled Holder delivered for sale pursuant hereto.

          (iii) Promptly after the consummation of the sale of Covered Securities of the Compelling Holders and Compelled Holders pursuant to this
     Section 4, the Compelling Holders shall give notice thereof to the Compelled Holders, shall remit to the Compelled Holders the total sales price of the Covered Securities of the Compelled Holders sold pursuant thereto (after deduction of the Compelled Holders' proportionate share of the expenses associated with such sale, based on the number or amount of Covered Securities sold by the Compelled Holders in relation to the total number or amount of Covered Securities being sold pursuant to this Section
     4).

SECTION 5.     PREEMPTIVE RIGHTS.

         During the term of this Agreement, each of the Investors shall have the right to purchase equity securities from the Company in order to maintain its proportionate ownership interest in the Company in the event that the Company proposes to issue any Common Shares or other classes of equity securities ("ADDITIONAL SHARES"); PROVIDED, HOWEVER, that said right shall not apply to the issuance of equity securities in connection with a Qualified Public Offering. The Company shall not issue Additional Shares without first complying with the procedure set forth below:

                   (a) Each Investor shall have the right to purchase its proportionate number of Additional Securities, or such other number of any Additional Shares which the Company may, from time to time, propose to sell and issue at the same price per share as proposed to be sold by the Company so that after such sale each Investor still owns its proportional number of Covered Securities on a Fully Diluted Basis. For purposes of this Section 5, each Investor's "proportionate number" means 6.25%.

                   (b) In the event the Company proposes to undertake an issuance of Additional Shares, it will give each Investor written notice of its intention to do so prior to the date of any issuance, describing the Additional Shares and the price and terms upon which the Company proposes to issue the same, and setting forth the number of Shares which each Investor is entitled to purchase, the aggregate purchase price therefor and the proposed purchasers thereof. Each Investor will have ten (10) Business Days from the date of receipt of such notice to agree to purchase up to his proportionate number of such Additional Shares, for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of Additional Shares to be purchased.

                   (c) In the event an Investor fails to exercise such pre-emptive right within said ten (10) Business Day period the Company will have ninety (90) days thereafter to sell

     (or enter into a binding and unconditional agreement pursuant to which the sale of Additional Shares covered thereby will be and is consummated within ninety (90) days from the date of said agreement) the Additional Shares as to which such Investor's right was not exercised, at a price and upon such other terms no more favorable to the purchasers thereof than those specified in the Company's notice to the Investors. In the event the Company has not sold such Additional Shares within said ninety (90) day period (or sold and issued Additional Shares in accordance with the foregoing within ninety (90) days from the date of said agreement), the Company will not thereafter issue or sell any Additional Shares without first offering such Additional Shares to such Investor in the manner provided in this Section 5.

SECTION 6.     LEGEND.

         Each certificate evidencing Covered Securities and each certificate issued in exchange for or upon the transfer of any Covered Securities (if such securities remain Covered Securities upon such transfer) will be stamped or otherwise imprinted with a legend in substantially the following form:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF SEPTEMBER 30, 1999, BY AND AMONG ZENGINE, INC. AND THE STOCKHOLDERS THEREOF, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, PURSUANT TO THE TERMS OF WHICH THE TRANSFER OF SUCH SECURITIES IS RESTRICTED. SUCH AGREEMENT ALSO PROVIDES FOR VARIOUS OTHER LIMITATIONS AND OBLIGATIONS, AND ALL OF THE TERMS THEREOF ARE INCORPORATED BY REFERENCE HEREIN. A COPY OF SUCH STOCKHOLDERS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.

         The legend set forth in this Section 6 shall be removed from the certificates evidencing any Covered Securities (i) which cease to be Covered Securities or (ii) in connection with a termination of this Agreement.

SECTION 7.     TRANSFER OR ISSUANCE.

     (a) Prior to transferring any Covered Securities (other than in a Public Sale or a Control Transfer) to any Person, the transferring Stockholder will cause the prospective transferee to execute and deliver counterparts of this Agreement to the Company and to the Investors.

     (b) Prior to the issuance of any Common Shares or any right with respect thereto to any Person who is not a party to this Agreement, the Company will cause such Person to execute and deliver counterparts of this Agreement to the Company and to the Investors.


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SECTION 8.     REPRESENTATION AND WARRANTY OF STOCKHOLDERS.

         Each of the Stockholders hereby represents and warrants (a) that it is not a party to any contract or agreement (other than subscription agreements or agreements with its Affiliates), including any voting trust or other voting arrangement, whereby any of the Covered Securities or any interest therein held by such party on the date hereof is to be offered, sold, assigned, pledged, hypothecated, or otherwise transferred (as used in this Section 8 only, a "TRANSFER"), and (b) that no such party has any present intention so to transfer any Covered Securities or any interest therein to any Person.

SECTION 9.     NON-CONTRAVENTION AGREEMENT AND TERM.

     SECTION 9.1. CONTRADICTORY CHARTER TERMS. During the term of this agreement as provided in Section 9.2 hereof, each of the Stockholders agree not to vote for the approval of any amendment to the certificate of incorporation or By-laws of the Company which would be contradictory to or hinder or delay the effect of the provisions of this Agreement.

     SECTION 9.2. TERM. The agreements provided for in this Agreement will expire upon the earlier of: (a) the third anniversary date of this Agreement, or
(b) the consummation of a Qualified Public Offering.

SECTION 10.     MISCELLANEOUS.

     SECTION 10.1. AMENDMENT AND WAIVER. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or the Stockholders, unless such modification, amendment or waiver is approved in writing by the Company if it is to be effective against the Company, or by the holders of the 51% of the Covered Securities if it is to be effective against the Stockholders; PROVIDED, that (i) an amendment, modification or waiver which adversely affects some holders of a class of the Company's securities, as such, without affecting similarly all holders of that class of securities, may not be made without the consent of all such Stockholders who are adversely affected; (ii) no approval shall be required in the case of any specific class of Stockholders whose rights would not be affected by such amendment, modification or waiver and (iii) no amendment or modification or waiver of Sections 2, 3, 4, 5, 7, 9, or 10.1, including the defined terms used therein, shall be valid without the approval in writing of each of the Investors. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Notwithstanding the foregoing, the Company may amend this Agreement from time to time without the consent of the Stockholders to remove Stockholders that cease to own Common Shares or stock options and to add new Stockholders who acquire Common Shares or stock options upon compliance with Section 7 hereof.

     SECTION 10.2. SEVERABILTY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein and the remainder of this Agreement shall be interpreted so as to best reasonably effect the intent of the parties hereto.

     SECTION 10.3. ENTIRE AGREEMENT. Except as otherwise expressly set forth herein and without limiting the terms and provisions of the Stock Purchase Agreement, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     SECTION 10.4. SUCCESSORS AND ASSIGNS. (i) This Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and the Stockholders, any subsequent holders of Covered Securities and the respective heirs, administrators, executors, representatives, successors and permitted assigns of each of them, so long as they hold Covered Securities.

     (ii) By subscribing to this Agreement each Person that becomes a holder of Covered Securities hereby agrees, as of the date such Person becomes a holder of Covered Securities, to be bound by all of the terms and provisions hereof, which provisions shall be binding upon the heirs, executors, administrators, successors and permitted assigns of such Person.

     SECTION 10.5. COUNTERPARTS. This Agreement may be executed in separate counterparts each of which will be an original and all of which taken together will constitute one and the same agreement.

     SECTION 10.6. REMEDIES. The Stockholders will be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement and that any Stockholder may in its sole discretion apply to a court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violation of the provisions of this Agreement.

     SECTION 10.7. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed effective and given upon actual delivery if presented personally, one Business Day after the date sent if sent by prepaid telegram, overnight courier services (specifying one-day delivery), telex or by facsimile transmission, or five Business Days if mailed by certified or registered mail, return receipt requested and postage prepaid, which shall be addressed to the following addresses:

If to the Company:

                  4750 Hempstead Station Drive
                  Dayton, Ohio  45429
                  Attention:  President
                  Telephone:  937-291-8282
                  Facsimile:  937-291-8250

with a copy to:

                  Elias Matz, Tiernan & Herrick LLP
                  734 15th Street N.W., 12th Floor
                  Washington, DC  20005
                  Attention:  Jeffrey A. Koeppel
                  Telephone:  202-347-0300
                  Facsimile:  202-547-2172

If to the Investors:

                  To the addresses listed on Exhibit A

with a copy to:

                  Chapman and Cutler
                  111 West Monroe Street
                  Chicago, IL  60603
                  Attention:  Jonathan A. Koff
                  Telephone: (312) 845-2978
                  Facsimile:  (312) 701-2361

and

                  Fenwick & West
                  ____________________________

                  ____________________________
                  Attention: John Platz
                  Telephone: (650) 858-7244
                  Facsimile:  (650) 494-1417

If to any other Stockholders, the address set forth under such Stockholder's name on the stock ledger of the Company, or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

     SECTION 10.8. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

     SECTION 10.9. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement on the day and year first above written.

THE COMPANY:                                                   STOCKHOLDERS:

ZENGINE, INC.                                 WILBLAIRCO ASSOCIATES

By: /s/ JOSEPH M. SAVARINO                    By: /s/ MARK BRADY
   -----------------------------                 ----------------------------
 Name: Joseph M. Savarino                     Name: Mark Brady
 Title: President                             Title: Partner

                                              AT HOME CORPORATION

                                              By:
                                                 ------------------------------
                                                Name:
                                                Title:

                                              MIAMI COMPUTER SUPPLY CORPORATION

                                              By: /s/ IRA H. STANLEY
                                                 ------------------------------
                                              Name: Ira H. Stanley
                                              Title: Vice President and CFO

                                                 /s/ JOSEPH M. SAVARINO
                                                 ------------------------------
                                                 Joseph Savarino

                                                 /s/ LALIT DHADPHALE
                                                 ------------------------------
                                                 Lalit Dhadphale

                                                 /s/ CHRISTOPHER FEAVER
                                                 ------------------------------
                                                 Chris Feaver

                                   SCHEDULE A

                                    INVESTORS

Wilblairco Associates
c/o Mark G. Brady
222 West Adams Street
Chicago, IL  60606

At Home Corporation
450 Broadway
Redwood City, CA  94063

                                   SCHEDULE B

                                 OPTION HOLDERS

                       MICHAEL E. PEPPEL - 100,000 OPTIONS